Exhibit 99.1

Wynn Resorts Announces Commencement of Consent Solicitation by Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. Related to Each Series of their Outstanding First Mortgage Notes

LAS VEGAS, January 19, 2011 (BUSINESS WIRE) -- Wynn Resorts, Limited (NASDAQ: WYNN) announced today that its subsidiaries, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (the “Issuers”), have commenced a consent solicitation to amend certain provisions of the indentures relating to their 7⅞% First Mortgage Notes due 2017, 7⅞% First Mortgage Notes due 2020 and 7¾% First Mortgage Notes due 2020 (collectively, the “Notes”).

The proposed amendments would, with regard to each series of Notes, modify certain provisions to be consistent with the terms that the Issuers propose to include in future issuances of secured notes.

The consent solicitation is subject to the valid delivery of consents with respect to a majority of the outstanding principal amount of each series of Notes (excluding Notes held by affiliates of the Issuers), as well as the other conditions set forth in the Consent Solicitation Statement. If these conditions are satisfied with respect to each series of Notes and the consent solicitation is consummated, the Issuers will make a consent payment of $1.25 for each $1,000 principal amount of such series of Notes to holders who have validly delivered and not validly revoked their consent on or before the applicable expiration date.

The solicitation of consents is scheduled to end at 5:00 p.m., New York City time, on January 26, 2011, unless extended or earlier terminated with respect to any or all series of Notes.  The record date for the consent solicitation is January 19, 2011.

Deutsche Bank Securities Inc. is acting as the solicitation agent; Global Bondholder Services Corporation is acting as the information agent; and U.S. Bank National Association is acting as the tabulation agent in connection with the consent solicitation. Copies of the Consent Solicitation Statement, Consent Form and other related documents may be obtained from the information agent at 866-294-2200 (toll free) or 212-430-3774. Additional information concerning the terms of the consent solicitation may be obtained by contacting Deutsche Bank Securities Inc. at 800-553-2826 (U.S. toll free) or 212-250-4270 (collect).

This press release shall not constitute a solicitation of consents with respect to the Notes. The consent solicitation may only be made in accordance with the terms of and subject to the conditions specified in the Consent Solicitation Statement, dated January 19, 2011, and the related Consent Form, which more fully set forth the terms and conditions of the consent solicitation.

Forward-Looking Statements

This release contains forward-looking statements about the Issuers, including those related to the consent solicitation and whether or not the Issuers will consummate the consent solicitation. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by Wynn Resorts, Limited or the Issuers. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Issuers’ dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Issuers’ financial results is included in Wynn Las Vegas, LLC’s Annual Report on Form 10-K for the year ended December 31, 2009 and Wynn Las Vegas, LLC’s other periodic reports filed with the Securities and Exchange Commission. Neither Wynn Resorts, Limited nor the Issuers are under any obligation to (and expressly disclaim any such obligation to) update their forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Wynn Resorts, Limited

CONTACT:
Wynn Resorts, Limited
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com